SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 28, 2011

ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-169928	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 Wellington Drive Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

919.656.7646
(Registrant’s telephone number, including area code)

Real Estate Restoration and Rental, Inc.
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 28, 2011 Real Estate Restoration and Rental, Inc., a Nevada corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company merged with its wholly owned subsidiary, Organovo Holdings, Inc., a Nevada corporation with no material operations ("Merger Sub" and such merger transaction, the "Merger"). Upon the consummation of the Merger, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named Organovo Holdings, Inc.

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name. Upon the filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of Nevada on December 28, 2011 to effect the Merger, the Company's Articles of Incorporation were deemed amended to reflect the change in the Company's corporate name.

A copy of the Articles of Merger as filed with the Secretary of State of Nevada on December 28, 2011 is attached as Exhibit 2.1. A copy of the Merger Agreement dated December 28, 2011 is attached as Exhibit 2.2

The Company's common stock will temporarily remain listed for quotation on OTC Markets and the OTC Bulletin Board under the current symbol “RERR” until a new symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA). The Company will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

We are currently in discussions with Organovo, Inc., a Delaware corporation (“Organovo”) regarding a possible business combination involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the transaction. With the permission of Organovo and as provided herein, we have changed our name to “Organovo Holdings, Inc.” to facilitate these discussions. If the parties determine not to proceed with the business combination, we will change our name back to Real Estate Restoration and Rental, Inc. or adopt another name.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

See Item 1.01 above.

Item 8.01                      Other Events.

On December 28, 2011 our board of directors declared a 10.59135 for 1 forward split of our common stock in the form of a stock dividend (the “Stock Split”). The record date for the stock split will be the close of business on January 15, 2012 or such other date as approved by FINRA. In connection therewith Company shareholders of record as of the close of business on the record date, will receive an additional 9.59135 shares of our common stock for each share of our common stock held by them.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description

2.1	Articles of Merger as filed with the Nevada Secretary of State on December 28, 2011

2.2	Agreement and Plan of Merger, dated December 28, 2011, by and between Real Estate Restoration and Rental, Inc. and Organovo Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Dated: January 3, 2012	By:	/s/ Deborah Lovig
Name: Deborah Lovig
Title: Chief Executive Officer